      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 2000

                                                          Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                               POLITICS.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                                     33-0836078
     (State or Other Jurisdiction of                      (I.R.S. Employer
     Incorporation or Organization)                    Identification Number)

               2530 S. RURAL ROAD, TEMPE, AZ 85282, (480-858-0016)
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                           --------------------------

             POLITICS.COM, INC. 2000 NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of Plans)

                           --------------------------

                                 HOWARD R. BAER
                      PRESIDENT AND CHIEF OPERATING OFFICER
                       2530 S. RURAL ROAD, TEMPE, AZ 85282
                                 (480) 858-0016
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 WITH A COPY TO:

                           JOHN G. NOSSIFF, JR., ESQ.
                         BROWN, RUDNICK, FREED & GESMER
                ONE FINANCIAL CENTER, BOSTON, MASSACHUSETTS 02111
                                 (617) 856-8200

                           --------------------------

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

                         CALCULATION OF REGISTRATION FEE
-----------------------------------  ----------------  -----------------  ---------------------  ----------------
                                                         Proposed             Proposed
                                        Amount            Maximum             Maximum           Amount of
       Title of Each Class of           to Be         Offering Price         Aggregate        Registration
    Securities to Be Registered       Registered       Per Share(1)      Offering Price(1)         Fee
-----------------------------------  ----------------  -----------------  ---------------------  ----------------
Common Stock, $0.00001 par value      2,500,000            $.800             $2,000,000          $528.00
===================================  ================  =================  =====================  ================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, on the basis of the average of the high and low reported price of the Common Stock as reported on the National Association of Securities Dealers OTC Bulletin Board on June 14, 2000.

(2) Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

===============================================================================

                                     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's documents referred to paragraph (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB (File No. 000-27591), filed under the Exchange Act with the Securities and Exchange Commission.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation, as amended (the "Amended Articles"), eliminate, subject to certain exceptions, the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of fiduciary duties as directors to the extent permitted by Delaware law. The Amended Articles do not provide for the elimination of, or any limitation on, the personal liability of a director (i) for a breach of the director's duty of loyalty, (ii) for engaging in a transaction from which he receives an improper benefit, (iii) for intentional misconduct or knowing violation of law, (iv) for conduct found not to have been in good faith, (v) for engaging in an act related to an unlawful stock repurchase or payment of dividend or (vi) where liability is prescribed by law. These provisions of the Amended Articles may limit the remedies available to a stockholder in the event of breaches of any director's duties to such stockholder or the Registrant.

         As such, Section 145 of the Delaware General Corporation Law ("DGCL") generally permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the DGCL requires a corporation to indemnify a director or officer for any action that such director or officer successfully defended on the merits.

         The Registrant has also purchased and maintains director's and officer's liability insurance for each of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

NUMBER          DESCRIPTION

4.1* Specimen Common Stock Certificate (Incorporated herein by reference to the Registration Statement on Form 10-SB (File No. 000-27591) of the Registrant filed on October 6, 1999).

5**      Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1** Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23.2**   Consent of Wolinetz, Lafazan & Company P.C.

99.1**   Politics.com, Inc. 2000 Non-Qualified Stock Option Plan.

------------------
* In accordance with Rule 12b-32 of the Securities Exchange Act of 1934, as amended, reference is made to the document previously filed with the Securities and Exchange Commission.

**       Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Amended Articles of Incorporation, Amended and Restated By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, Arizona, on June 8, 2000.

                                    POLITICS.COM, INC.

                                    By:/s/HOWARD R. BAER
                                    ----------------------------------------
                                    Howard R. Baer, President & Chief Operating
                                    Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                           TITLE                                           DATE

/s/HOWARD R. BAER                 PRESIDENT, CHIEF OPERATING OFFICER AND                   JUNE 8, 2000
-----------------------------
HOWARD R. BAER                    CHAIRMAN OF THE BOARD (PRINCIPAL EXECUTIVE OFFICER)


/s/ KEVIN C. BAER                 DIRECTOR, VICE PRESIDENT, TREASURER AND SECRETARY        JUNE 8, 2000
-----------------------------
KEVIN C. BAER                     (PRINCIPAL FINANCIAL OFFICER)


/s/ BURT ALIMANSKY                DIRECTOR                                                 JUNE 8, 2000
-----------------------------
BURT ALIMANSKY


/s/ BRIAN WADSWORTH               DIRECTOR                                                 JUNE 8, 2000
-----------------------------
BRIAN WADSWORTH

                                  EXHIBIT INDEX

Exhibit
Number

4.1* Specimen Common Stock Certificate (Incorporated herein by reference to the Registration Statement on Form 10-SB (File No. 000-27591) of the Registrant filed on October 6, 1999).

5**      Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1** Consent of Brown, Rudnick, Freed & Gesmer (contained in its opinion filed as Exhibit 5).

23.2**   Consent of Wolinetz, Lafazan & Company P.C.

99.1**   Politics.com, Inc. 2000 Non-Qualified Stock Option Plan.

------------------

* In accordance with Rule 12b-32 of the Securities Exchange Act of 1934, as amended, reference is made to the document previously filed with the Securities and Exchange Commission.

**       Filed herewith.